UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On October 27, 2020, Nxt-ID, Inc. (the “Company”) contacted the Company’s stockholders with a recorded message (the “Recorded Message”) from Vincent Miceli, the Company’s Chief Executive Officer, regarding the Company’s upcoming Annual Meeting of Stockholders, which has been adjourned to Friday, November 6, 2020. The Recorded Message supplements the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on August 17, 2020 and the Definitive Additional Materials filed with the SEC on September 29, 2020, October 5, 2020, October 14, 2020 and October 27, 2020.

Our board of directors has fixed the close of business on August 17, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Below is a transcript of the Recorded Message.

Hello this is Vin Miceli, CEO and CFO of Nxt-ID, calling with a short message. You should have received a letter from the company regarding the adjournment of the Annual Meeting of Stockholders to Friday, November 6, 2020. This will give you, as a shareholder, additional time to vote on Proposals 3 and 4 concerning our proposed reverse stock split. Please help us by reading the proxy materials and voting promptly FOR Proposals 3 and 4, which our Board of Directors and I believe are in the best interests of the Company and our stockholders.

The reverse stock split must be approved in order to remain listed on Nasdaq. Without your approval, we will be delisted and our stock will trade over-the-counter. We are close to receiving the necessary number of votes in favor of the reverse stock split, and therefore every vote matters. Equally as important, even if you have already voted or voted against, please re-check your votes to make sure you voted for Proposals 3 and 4. There is time to change your vote.

You can vote by internet, telephone, or by mail if you have been provided with a voting instruction form. Voting by internet or telephone will require that you have your proxy control number available. That number is either printed on the voting instruction form, if you been provided with one, or accessible through the voting portal, if your proxy materials were electronically delivered.

If you have any questions or need assistance in voting, please call our proxy solicitor, Laurel Hill Advisory Group, at 1-888-742-1305.

Thank you for voting, we appreciate you as a shareholder of our company, and we look forward to our future together.